UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-35449

(Commission

File Number)

45-2156869

(I.R.S. Employer

Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On September 19, 2012, Nationstar Mortgage LLC and Nationstar Capital Corporation (together, with Nationstar Mortgage LLC, the “Issuers”) issued a press release announcing the pricing of $300,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 guaranteed on a senior basis by Nationstar Mortgage Holdings Inc., Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of Nationstar Mortgage LLC’s wholly-owned subsidiaries (the “Notes”). The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release dated September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: September 19, 2012	By:	/s/ David Hisey
David Hisey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 19, 2012.